UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 8, 2005
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA                                                              22033
     (Address of principal executive offices)                                                               (Zip Code)

(703) 218-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2.)

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Management Compensation

Effective March 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of ManTech International Corporation, Inc. (the “Company”) approved 2004 bonus payments to the presidents of the Company’s principal operating subsidiaries and divisions. These subsidiary and division presidents are executive officers of the Company. The bonus payments were made pursuant to certain 2004 Incentive Compensation Plans for each of the Company’s executive officers that were approved by the Committee last year (collectively, the “2004 Plans”). The amounts of the 2004 bonus payments have been determined based upon the achievement of certain performance goals contained in the 2004 Plans. The performance goals generally include the Company’s financial performance for 2004 (as measured by earnings and revenue); the 2004 financial performance of the individual business units for which the subsidiary and division president is responsible (as measured by earnings and revenue), if applicable; and certain other individual goals that vary depending on the particular executive officer. The amount of the 2004 bonus payments for Mr. Joseph R. Fox, Mr. Eugene C. Renzi and Mr. Kurt J. Snapper, subsidiary and division presidents who are also named executive officers of the Company, were $314,723, $615,091 and $88,646, respectively.

The Committee also determined that George J. Pedersen, the Company’s Chairman and Chief Executive Officer, Robert A. Coleman, the Company’s President and Chief Operating Officer, and Ronald R. Spoehel, the Company’s Executive Vice President and Chief Financial Officer, were entitled to bonus payments under their respective 2004 Plans. However, Messrs. Pedersen, Coleman and Spoehel informed the Committee that, due to the senior management team’s desire to align a portion of their compensation with the interests of the Company’s stockholders, they wished to forgo their 2004 bonus payments, and they requested that the Company make no bonus payments to them relating to 2004 performance, in light of the performance of the Company’s MSM subsidiary during 2004 and the resulting impact of such performance on the Company’s stockholders during 2004. The Committee agreed to this request and determined that, although earned pursuant to the terms of their respective 2004 Plans, no bonuses would in fact be paid to Messrs. Pedersen, Coleman or Spoehel for 2004 performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MANTECH INTERNATIONAL CORPORATION

Date: March 10, 2005	/s/ Ronald R. Spoehel Ronald R. Spoehel Executive Vice President and Chief Financial Officer